Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 440 to the Registration Statement on Form N-1A of Fidelity Salem Street Trust: Fidelity Strategic Dividend & Income Fund of our report dated January 19, 2018 relating to the financial statements and financial highlights included in the November 30, 2017 Annual Report to Shareholders of the above referenced fund; Fidelity Corporate Bond Fund of our reports dated October 17, 2017; Fidelity Investment Grade Bond Fund of our report dated October 18, 2017; Fidelity Short-Term Bond Fund of our reports dated October 19, 2017, relating to the financial statements and financial highlights included in the August 31, 2017 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Boston, Massachusetts September 26, 2018